EXHIBIT 99.1

COMMUNITY CAPITAL CORPORATION	NEWS RELEASE

For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
Lee Lee M. Lee, Vice President/ Investor Relations
864/941-8242 or email: llee@capitalbanksc.com
www.comcapcorp.com

August 18, 2005

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION EXPANDS
STOCK REPURCHASE PLAN

GREENWOOD, SC - Community Capital Corporation (AMEX: CYL) announced today that its Board of Directors has authorized an additional $4.8 million to be allocated towards purchases of the company’s Common Stock in either open market transactions or in private or block trades. All stock purchases will be made in accordance with Rule 10b-18 of the Securities Exchange Act of 1934.

Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company’s operations into a single subsidiary. CapitalBank operates 17 community-oriented branches throughout upstate South Carolina that offer a full array of banking services.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company’s actual results, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.